UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2025

The Kraft Heinz Company

(Exact name of registrant as specified in its charter)

Delaware	001-37482	46-2078182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 456-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	KHC	The Nasdaq Stock Market LLC
3.500% Senior Notes due 2029	KHC29	The Nasdaq Stock Market LLC
3.250% Senior Notes due 2033	KHC33	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Leadership Changes

On December 15, 2025, the Board of Directors (the “Board”) of The Kraft Heinz Company (the “Company”) appointed Steve Cahillane to serve as the Company’s Chief Executive Officer and as a member of the Board, in either case, effective as of January 1, 2026.

Mr. Cahillane Bio

Steve Cahillane, 60, served as President and Chief Executive Officer of Kellanova, previously Kellogg Company, from October 2017 to December 2025 and as Chairman of the board from March 2018 to December 2025.

Prior to Kellogg, in 2014, Mr. Cahillane assumed the role of President and Chief Executive Officer at The Nature’s Bounty Co., the largest global pure-play manufacturer, marketer and specialty retailer of health and wellness products.

Prior to Nature’s Bounty, Mr. Cahillane spent seven years with The Coca-Cola Company, most recently as President of Coca-Cola Americas, the global beverage maker’s largest business with $25 billion in sales. Prior to Coca-Cola, Mr. Cahillane spent eight years with AB lnBev, the world’s largest brewing company, in various senior leadership roles including Chief Commercial Officer, in which he led commercial strategy, global marketing, sponsorships, innovation and research following the 2004 merger of lnterbrew and AmBev.

Mr. Cahillane serves on the Northwestern University Board of Trustees, the Smithsonian National Board, the Colgate-Palmolive Board of Directors and as co-trustee of the W.K. Kellogg Foundation Trust.

Mr. Cahillane holds a Bachelor of Arts degree in Political Science from Northwestern University and a Master of Business Administration degree from Harvard University.

Offer Letter Agreement with Mr. Cahillane

In connection with his appointment, Mr. Cahillane and the Company entered into an Offer Letter of Employment, dated December 15, 2025 (the “CEO Offer Letter”) pursuant to which he will receive an annual base salary of $1,400,000 and a target annual bonus opportunity under the Company’s Performance Bonus Plan of 225% of base salary with a maximum bonus opportunity equal to 120% of the target bonus opportunity.

The CEO Offer Letter provides that Mr. Cahillane will be eligible to receive annual equity awards under the Company’s 2020 Omnibus Incentive Plan. His annual equity award target will be $9,000,000, subject to the approval of the Board. The annual equity award will be granted at the same time, same vesting conditions and generally in the same equity mix as all other Company executives. Commencing in 2027, Mr. Cahillane will also be eligible to participate in the Company’s Bonus Investment Plan, which would allow Mr. Cahillane to invest 35% of his earned annual net bonus towards the purchase of shares of the Company’s common stock and receive a matching award of restricted stock units equal to 70% of the gross earned bonus, on terms and conditions determined by the Board. In addition, Mr. Cahillane will be eligible to receive an annual personal plane usage allowance of up to $200,000, less applicable taxes and deductions and to be used in accordance with Company policy and guidelines.

The CEO Offer Letter further provides that Mr. Cahillane will receive a special one-time equity award with a target value of $11,000,000 (the “Sign-on Award”), which will be granted on or about January 30, 2026, subject to the approval of the Board. The Sign-on Award will be comprised of a mix of 50% restricted stock units, which will vest in substantially equal amounts on each of the first three anniversaries of the grant date subject to Mr. Cahillane’s continued employment through the applicable vesting date, and 50% performance share units, which will vest on the third anniversary of the grant date subject to the achievement and certification of performance goals and Mr. Cahillane’s continued employment through the vesting date. Subject to the execution of a release in favor of the Company and continued compliance with any restrictive covenants, if Mr. Cahillane is terminated by the Company without cause, the then-unvested portion of the Sign-on Award will vest in full with the performance share units vesting at the actual level of performance at the end of the performance period.

Mr. Cahillane will be eligible to receive the benefits provided by The Kraft Heinz Company Amended and Restated Severance Pay Plan for Salaried Employees (the “Severance Pay Plan”) or The Kraft Heinz Company Change in Control Severance Plan in accordance with the terms of the plans.

The foregoing description of the CEO Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the CEO Offer Letter, which is attached as Exhibit 10.2 to this Current Report on Form 8-K, and incorporated by reference herein.

No arrangement or understanding exists between Mr. Cahillane and any other person pursuant to which Mr. Cahillane was selected to serve as Chief Executive Officer. There have been no related party transactions between the Company or any of its subsidiaries and Mr. Cahillane reportable under Item 404(a) of Regulation S-K. Mr. Cahillane has no family relationships with any of the Company’s directors or executive officers.

Separation Agreement with Mr. Abrams-Rivera

On December 16, 2025, the Company announced that Carlos Abrams-Rivera will no longer serve as the Chief Executive Officer of the Company effective as of January 1, 2026 (the “Transition Date”) and that he will remain employed by the Company as a senior advisor until March 6, 2026 (the “Separation Date”).

On December 16, 2025, Mr. Abrams-Rivera and the Company entered into a Severance Separation Agreement and General Release (the “Separation Agreement”). The Separation Agreement provides that, effective as of the Transition Date, Mr. Abrams-Rivera will no longer serve as the Chief Executive Officer of the Company or as a member of the Board. During the period commencing on the Transition Date and ending on the Separation Date (the “Transition Period”), Mr. Abrams-Rivera will assist in transitioning his duties to the new Chief Executive Officer and provide such other services and duties as the Board reasonably requests.

The Separation Agreement provides that Mr. Abrams-Rivera will continue to receive his base salary and he will continue to be eligible to participate in the Company’s employee benefit plans during the Transition Period, but he will not be eligible to receive any further bonuses, commissions, cash-based incentive compensation or equity grants.

The Separation Agreement further provides that, subject to the execution and non-revocation of a release of claims in favor of the Company, Mr. Abrams-Rivera will receive severance pay and benefits in accordance with the terms of the Severance Pay Plan.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated by reference herein.

Board Changes

On December 16, 2025, the Company announced that, effective as of January 1, 2026, Miguel Patricio will resign from employment with the Company and step down from his position as Executive Chair of the Board. Mr. Patricio will remain on the Board as a non-employee director. The Board appointed John Cahill, the Vice Chair of the Board, as the Chair of the Board effective as of the same date.

Item 7.01. Regulation FD Disclosure.

On December 16, 2025, the Company issued a press release announcing the executive leadership and Board changes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Exchange Act, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or in the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are furnished with this Current Report on Form 8-K.

Exhibit No.	Description

99.1	The Kraft Heinz Company Press Release, dated December 16, 2025.

10.1	Severance Separation Agreement and General Release, by and between the Company and Carlos Abrams-Rivera, dated December 16, 2025.

10.2	Offer Letter of Employment, by and between the Company and Steve Cahillane, dated December 15, 2025.

104	The cover page of The Kraft Heinz Company’s Current Report on Form 8-K dated December 15, 2025, formatted in iXBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Kraft Heinz Company

Date: December 16, 2025	By:	/s/ Angel Willis
Angel Willis
Executive Vice President, Global General Counsel and Corporate Affairs Officer